CERTIFICATE OF INCORPORATION

OF

FIG CORP.

FIRST: The name of the Corporation is FIG CORP. (hereinafter the "Corporation").

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The name of its registered agent at such address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code (the "DGCL").

FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is One Billion (1,000,000,000) shares of Common Stock, each having a par value of one cent ($.01), and Two Hundred Fifty Million (250,000,000) shares of Preferred Stock, each having a par value of one cent ($.01).

The Board of Directors is expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes, with such designations, preferences, rights, powers and duties (which may be junior to, equivalent to, or senior or superior to, any existing classes of Preferred Stock), as shall be fixed by the Board of Directors and reflected in a written action or actions approved by the Board of Directors (each, a "Stock Designation"), including, without limitation (i) the right to share Corporation profits and losses or items thereof; (ii) the right to share in Corporation distributions, the dates distributions will be payable and whether distributions with respect to such series will be cumulative or non-cumulative; (iii) rights upon dissolution and liquidation of the Corporation; (iv) whether, and the terms and conditions upon which, the Corporation may redeem the Preferred Stock; (v) whether such Preferred Stock is issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange; (vi) the terms and conditions upon which each share of Preferred Stock will be issued, evidenced by certificates and assigned or transferred; (vii) the terms and amounts of any sinking fund provided for the purchase or redemption of shares of Preferred Stock of the series; (viii) whether there will be restrictions on the issuance of shares of Preferred Stock of the same series or any other class or series; and (ix) the right, if any, of the holder of Preferred Stock to vote on matters pertaining to the Corporation, including matters relating to the relative rights, preferences and privileges of such Preferred Stock. A Stock Designation (or any resolution of the Board of Directors amending any Stock Designation) shall be effective when a duly executed original of the same is delivered to the Secretary of the Corporation for inclusion among the permanent records of the Corporation, and shall be annexed to, and constitute part of, this Agreement. Unless otherwise provided in the applicable Stock Designation, the Board of Directors may at any time increase or decrease the amount of shares of Preferred Stock of any series, but not below the number of shares of Preferred Stock of such series then outstanding.

FIFTH: The name and mailing address of the Sole Incorporator is as follows:

Name	Address

Deborah M. Reusch	P.O. Box 636
Wilmington, DE 19899

SIXTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

(1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

(2) The directors shall have concurrent power with the stockholders to make, alter, amend, change, add to or repeal the By-Laws of the Corporation.

(3) The number of directors of the Corporation shall be as from time to time fixed by, or in the manner provided in, the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws so provide.

(4) No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

(5) In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Certificate of Incorporation, and any By-Laws adopted by the stockholders; provided, however, that no By-Laws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such By-Laws had not been adopted.

SEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the By-Laws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the Corporation.

EIGHTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the Sole Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the DGCL, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 11th day of January, 2007.

/s/ Deborah M. Reusch
Deborah M. Reusch
Sole Incorporator

Signature Page to Certificate of Incorporation of FIG Corp.